UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

As previously announced in a press release issued on August 29, 2016, on August 25, 2016 the Board of Directors (the “Board”) of HTG Molecular Diagnostics, Inc. (the “Company”), upon recommendation of the Nominating and Governance Committee of the Board (the “Nominating Committee”), appointed Ann F. Hanham, Ph.D. to serve as a Class III director of the Company, with a term expiring at the Company’s annual meeting of stockholders to be held in 2018.  The Board also appointed Dr. Hanham to serve on, and as the chairperson of, the Nominating Committee.

In accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Compensation Policy”), upon her appointment to the Board, Dr. Hanham was automatically granted a stock option to purchase 10,000 shares of the Company’s common stock (the “Common Stock”) under the Company’s 2014 Equity Incentive Plan, one-third of which shares vest 12 months after the date of grant, with the remaining shares to vest in equal monthly installments over the following two year period. The exercise price of the stock option is $2.61 per share, which is equal to the closing price of the Common Stock on August 25, 2016 as reported on The NASDAQ Global Market. In accordance with the Compensation Policy, Dr. Hanham will be entitled to receive a $35,000 annual cash retainer for service as director and a $7,500 annual cash retainer for service as the chairperson of the Nominating Committee, and will be eligible to receive additional equity compensation in the future in accordance with the Compensation Policy. Dr. Hanham has entered into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Dr. Hanham requiring disclosure under Item 404(a) of Regulation S-K.

On August 25, 2016, Peter T. Bisgaard resigned as Chairperson of the Nominating Committee and as a member of the Compensation Committee of the Board (the “Compensation Committee”).  On August 25, 2016, the Board appointed James T. LaFrance as a member of the Audit Committee of the Board (the “Audit Committee”) and Donnie M. Hardison as a member of the Compensation Committee.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 25, 2016 the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of June 29, 2016, the record date for the Annual Meeting, 7,049,961 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the two persons listed below as Class I Directors, each to serve until the Company’s 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
James T. LaFrance	5,592,553	5,043	965,224
Lee R. McCracken	5,592,629	4,967	965,224

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,413,877	138,274	10,669	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: August 30, 2016	By:	/s/ Debra A. Gordon
Debra A. Gordon
Vice President and Chief Legal Counsel